Exhibit 99.1

Phillips Edison Grocery Center REIT II, Inc. Reports Third Quarter 2016 Results

Portfolio of 70 Properties, 8.7 Million Square Feet, Across 21 States
Year-to-date Same-Center NOI Growth of 11.1%
Occupancy Increased to 95.3%, Up 1.6% Over Third Quarter 2015

CINCINNATI, OH, November 3, 2016 - Phillips Edison Grocery Center REIT II, Inc. (the “Company,” “we,” “our,” or “us”), a publicly registered, non-traded real estate investment trust (REIT) focused on the acquisition and management of well-occupied grocery-anchored shopping centers, today announced its operating results for the three and nine months ended September 30, 2016.

“Our portfolio continues to grow, producing solid financial results, as we have reached 70 properties, and our focus on operations is driving occupancy and NOI growth throughout the portfolio,” said Jeff Edison, Chairman of the Board and Chief Executive Officer. “We anticipate acquiring additional grocery-anchored shopping centers in the fourth quarter of 2016 and the first quarter of 2017 as we look to continue to grow the portfolio.”

Operating Results

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For the three and nine months ended September 30, 2016, the Company generated revenues of $34.0 million and $93.7 million, respectively, compared to revenues of $16.4 million and $37.5 million for the 2015 comparable periods. Growth in our revenue primarily relates to acquisitions made throughout 2015 and 2016.

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For the three and nine months ended September 30, 2016, the Company generated net income of $48,000 and a net loss of $3.2 million, respectively, compared to net losses of $2.1 million and $3.5 million for the comparable 2015 periods. The increase in net income for the three and nine months ended September 30, 2016, is due to the increasing number of properties in the portfolio and their associated income, partially offset by cash asset management fees paid to the Company’s advisor as a result of a change to the Company’s advisory fee structure as of January 1, 2016.

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For the three and nine months ended September 30, 2016, the Company generated funds from operations (FFO) of $15.2 million and $35.0 million, respectively, compared to FFO of $5.0 million and $13.1 million for the comparable 2015 periods. The growth in FFO was primarily the result of additional property acquisitions.

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For the three and nine months ended September 30, 2016, the Company generated modified funds from operations (MFFO) of $14.2 million and $38.9 million, respectively, compared to MFFO of $8.0 million and $18.3 million for the comparable 2015 periods. The growth in MFFO was primarily related to additional property acquisitions.

Portfolio Results

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During the third quarter of 2016, the Company acquired one grocery-anchored shopping center for an aggregate purchase price of approximately $19.8 million. The shopping center acquired, Livonia Station, is a 137,391 square foot shopping center anchored by Kroger, with an occupancy of 98.6%.

•
As of September 30, 2016, the Company’s portfolio consisted of 70 grocery-anchored properties, totaling approximately 8.7 million square feet located in 21 states. Portfolio ABR was $11.97 per leased square foot, compared to portfolio ABR of $11.88 per leased square foot a year ago. As of September 30, 2016, portfolio ABR per leased square foot for anchor and inline tenants was $8.72 and $19.26, respectively.

•	As of September 30, 2016, the Company reported leased portfolio occupancy of 95.3%, compared to 93.7% as of September 30, 2015.

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During the third quarter of 2016, Necessity Retail Partners, our joint venture with TPG Real Estate, acquired a grocery-anchored shopping center. Subsequent to September 30, 2016, Necessity Retail Partners acquired two additional shopping centers, bringing its property total to nine.

•
In early October, Hurricane Matthew caused significant damage along the East Coast. Upon our inspection, the Company’s shopping centers did not sustain any material damage from the hurricane, and the impact to our financial results will be immaterial.

Capital Markets

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As of September 30, 2016, $127 million was available to borrow under the Company’s term loan facility (the “Term Loans”) and $200.7 million was available under the Company’s $350 million revolving credit facility. In the third quarter, the Company entered into two interest rate swap agreements to fix the interest rate on $243 million of the Term Loans. The swaps convert the LIBOR rate on the first and second tranches to a fixed rate of interest of 2.24% through July 2019 and 2.31% through June 2020, respectively.

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As of September 30, 2016, the Company’s debt to total enterprise value was 28.4%. Debt to total enterprise value is calculated as net debt (total debt, excluding below-market debt adjustments and deferred financing costs, less cash and cash equivalents) as a percentage of enterprise value (equity value, calculated as total common shares outstanding multiplied by the declared value per share of $22.50, plus net debt).

•	The Company’s debt had a weighted-average interest rate of 2.8% and a weighted-average maturity of 3.3 years.

Distributions

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For the nine months ended September 30, 2016, the Company paid gross distributions of approximately $56.4 million, including $28.9 million of distributions reinvested through the distribution reinvestment plan, for net cash distributions of $27.5 million.

•	Operating cash flows of $34.7 million for the nine months ended September 30, 2016 were greater than our net cash distributions for that period.

Stockholder Update Presentation

•	The Company will provide a stockholder update presentation on November 21, 2016, on its website at www.grocerycenterreit2.com. An additional press release with further details will follow.

Reconciliation of Non-GAAP Measures
Same-Center Net Operating Income
We present Same-Center Net Operating Income (“Same-Center NOI”) as a supplemental measure of our performance. We define Net Operating Income (NOI) as total operating revenues less property operating expenses, real estate taxes, and non-cash revenue items. Same-Center NOI represents the NOI for the 20 properties that were operational for the entire portion of both comparable reporting periods and that were not acquired during or subsequent to the comparable reporting periods. The six properties that were contributed to the unconsolidated joint venture were not included in the Same-Center presentation. We believe that NOI and Same-Center NOI provide useful information to our investors about our financial and operating performance because each provides a performance measure of the revenues and expenses directly involved in owning and operating real estate assets and provides a perspective not immediately apparent from net income. Because Same-Center NOI excludes the change in NOI from properties acquired after December 31, 2014, it highlights operating trends such as occupancy levels, rental rates, and operating costs on properties that were operational for both comparable periods. Other REITs may use different methodologies for calculating Same-Center NOI, and accordingly, our Same-Center NOI may not be comparable to other REITs.
Same-Center NOI should not be viewed as an alternative measure of our financial performance since it does not reflect the operations of our entire portfolio, nor does it reflect the impact of general and administrative expenses, acquisition expenses, interest expense, depreciation and amortization, other income, or the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties that could materially impact our results from operations.

Below is a reconciliation of net income (loss) to Same-Center NOI for the three and nine months ended September 30, 2016 and 2015 (in thousands):

	Three months ended September 30,		Nine months ended September 30,
	2016	2015	2016	2015
Net income (loss)	$48	$(2,128)	$(3,153)	$(3,472)
Adjusted to exclude:
Interest expense, net	3,371	1,167	7,074	2,812
Gain on contribution of properties to unconsolidated joint venture	—	—	(3,341)	—
Other expense (income), net	7	(86)	249	(254)
General and administrative expenses	4,437	617	13,289	1,800
Acquisition expenses	579	4,160	8,570	7,831
Depreciation and amortization	14,933	7,157	41,045	16,619
Net amortization of above- and below-market leases	(589)	(303)	(1,547)	(778)
Straight-line rental income	(452)	(646)	(2,199)	(1,282)
NOI	22,334	9,938	59,987	23,276
Less: NOI from centers excluded from Same-Center	(16,049)	(4,327)	(41,766)	(6,882)
Total Same-Center NOI	$6,285	$5,611	$18,221	$16,394
The table below is a comparison of the Same-Center NOI for the three and nine months ended September 30, 2016, to the three and nine months ended September 30, 2015 (in thousands):

	Three months ended September 30,				Nine months ended September 30,
	2016	2015	$ Change	% Change	2016	2015	$ Change	% Change
Revenues:
Rental income(1)	$6,512	$6,011	$501		$19,092	$17,833	$1,259
Tenant recovery income	2,529	2,365	164		7,541	6,247	1,294
Other property income	24	30	(6)		156	249	(93)
Total	9,065	8,406	659	7.8%	26,789	24,329	2,460	10.1%
Operating expenses:
Property operating expenses	1,475	1,462	13		4,471	4,432	39
Real estate taxes	1,305	1,333	(28)		4,097	3,503	594
Total	2,780	2,795	(15)	(0.5)%	8,568	7,935	633	8.0%
Total Same-Center NOI	$6,285	$5,611	$674	12.0%	$18,221	$16,394	$1,827	11.1%

(1)	Excludes straight-line rental income and net amortization of above- and below-market leases.

Funds from Operations and Modified Funds from Operations

FFO is a non-GAAP performance financial measure that is widely recognized as a measure of REIT operating performance. We use FFO as defined by the National Association of Real Estate Investment Trusts (NAREIT) to be net income (loss), computed in accordance with GAAP excluding extraordinary items, as defined by GAAP, and gains (or losses) from sales of depreciable real estate property (including deemed sales and settlements of pre-existing relationships), plus depreciation and amortization on real estate assets and impairment charges, and after related adjustments for unconsolidated partnerships, joint ventures and noncontrolling interests. We believe that FFO is helpful to our investors and our management as a measure of operating performance because it, when compared year to year, reflects the impact on operations from trends in occupancy rates, rental rates, operating costs, development activities, general and administrative expenses, and interest costs, which are not immediately apparent from net income.
Since the definition of FFO was promulgated by NAREIT, GAAP has expanded to include several new accounting pronouncements, such that management and many investors and analysts have considered the presentation of FFO alone to be insufficient. Accordingly, in addition to FFO, we use MFFO, which excludes from FFO the following items:

•	acquisition fees and expenses;

•	straight-line rent amounts, both income and expense;

•	amortization of above- or below-market intangible lease assets and liabilities;

•	amortization of discounts and premiums on debt investments;

•	gains or losses from the early extinguishment of debt;

•	gains or losses on the extinguishment of derivatives, except where the trading of such instruments is a fundamental attribute of our operations;

•	gains or losses related to fair-value adjustments for derivatives not qualifying for hedge accounting;

•	gains or losses related to consolidation from, or deconsolidation to, equity accounting;

•	gains or losses related to contingent purchase price adjustments; and

•	adjustments related to the above items for unconsolidated entities in the application of equity accounting.
We believe that MFFO is helpful in assisting management and investors with the assessment of the sustainability of operating performance in future periods and, in particular, after our acquisition stage is complete, because MFFO excludes acquisition expenses that affect operations only in the period in which the property is acquired. Thus, MFFO provides helpful information relevant to evaluating our operating performance in periods in which there is no acquisition activity.
Many of the adjustments in arriving at MFFO are not applicable to us. Nevertheless, as explained below, management’s evaluation of our operating performance may also exclude items considered in the calculation of MFFO based on the following economic considerations.

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Adjustments for straight-line rents and amortization of discounts and premiums on debt investments—GAAP requires rental receipts and discounts and premiums on debt investments to be recognized using various systematic methodologies. This may result in income recognition that could be significantly different than underlying contract terms. By adjusting for these items, MFFO provides useful supplemental information on the realized economic impact of lease terms and debt investments and aligns results with management’s analysis of operating performance. The adjustment to MFFO for straight-line rents, in particular, is made to reflect rent and lease payments from a GAAP accrual basis to a cash basis.

•
Adjustments for amortization of above- or below-market intangible lease assets—Similar to depreciation and amortization of other real estate-related assets that are excluded from FFO, GAAP implicitly assumes that the value of intangibles diminishes ratably over the lease term and should be recognized in revenue. Since real estate values and market lease rates in the aggregate have historically risen or fallen with market conditions, and the intangible value is not adjusted to reflect these changes, management believes that by excluding these charges, MFFO provides useful supplemental information on the performance of the real estate.

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Gains or losses related to fair-value adjustments for derivatives not qualifying for hedge accounting—This item relates to a fair value adjustment, which is based on the impact of current market fluctuations and underlying assessments of general market conditions and specific performance of the holding, which may not be directly attributable to current operating performance. As these gains or losses relate to underlying long-term assets and liabilities, management believes MFFO provides useful supplemental information by focusing on the changes in core operating fundamentals rather than changes that may reflect anticipated, but unknown, gains or losses.

•
Adjustment for gains or losses related to early extinguishment of derivatives and debt instruments—Similar to extraordinary items excluded from FFO, these adjustments are not related to continuing operations. By excluding these items, management believes that MFFO provides supplemental information related to sustainable operations that will be more comparable between other reporting periods and to other real estate operators.

Neither FFO nor MFFO should be considered as an alternative to net income (loss) or income (loss) from continuing operations under GAAP, nor as an indication of our liquidity, nor is either of these measures indicative of funds available to fund our cash needs, including our ability to fund distributions. MFFO may not be a useful measure of the impact of long-term operating performance on value if we do not continue to operate our business plan in the manner currently contemplated.
Accordingly, FFO and MFFO should be reviewed in connection with other GAAP measurements. FFO and MFFO should not be viewed as more prominent measures of performance than our net income or cash flows from operations prepared in accordance with GAAP. Our FFO and MFFO as presented may not be comparable to amounts calculated by other REITs.
The following section presents our calculation of FFO and MFFO and provides additional information related to our operations. As a result of the timing of the commencement of our initial public offering and our active real estate operations,

FFO and MFFO are not relevant to a discussion comparing operations for the periods presented. We expect revenues and expenses to increase in future periods as we continue to acquire additional investments.
FFO AND MFFO (Unaudited)
FOR THE PERIODS ENDED SEPTEMBER 30, 2016 AND 2015

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands, except per share amounts)	2016	2015	2016	2015
Calculation of FFO
Net income (loss)	$48	$(2,128)	$(3,153)	$(3,472)
Adjustments:
Depreciation and amortization of real estate assets	14,933	7,157	41,045	16,619
Gain on contribution of properties to unconsolidated joint venture	—	—	(3,341)	—
Depreciation and amortization related to unconsolidated joint venture	193	—	426	—
FFO	$15,174	$5,029	$34,977	$13,147
Calculation of MFFO
FFO	$15,174	$5,029	$34,977	$13,147
Adjustments:
Acquisition expenses	579	4,160	8,570	7,831
Net amortization of above- and below-market leases	(589)	(303)	(1,547)	(778)
Gain on extinguishment of debt, net	(53)	—	(53)	—
Straight-line rental income	(452)	(646)	(2,199)	(1,282)
Amortization of market debt adjustment	(268)	(256)	(608)	(578)
Change in fair value of derivatives	(217)	—	(317)	—
Adjustments related to unconsolidated joint venture	29	—	48	—
MFFO	$14,203	$7,984	$38,871	$18,340

Weighted-average common shares outstanding - basic and diluted	46,219	41,387	46,168	33,526
Net income (loss) per share - basic and diluted	$—	$(0.05)	$(0.07)	$(0.10)
FFO per share - basic and diluted	$0.33	$0.12	$0.76	$0.39
MFFO per share - basic and diluted	$0.31	$0.19	$0.84	$0.55
About Phillips Edison Grocery Center REIT II, Inc.
Phillips Edison Grocery Center REIT II, Inc. is a public non-traded REIT that seeks to acquire and manage well-occupied grocery-anchored neighborhood shopping centers having a mix of national and regional retailers selling necessity-based goods and services, in strong demographic markets throughout the United States. As of September 30, 2016, the Company owned and managed an institutional quality retail portfolio consisting of 70 grocery-anchored shopping centers totaling approximately 8.7 million square feet. For more information, please visit the Company’s website at www.grocerycenterREIT2.com.

Forward-Looking Statements
This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include, but are not limited to, statements related to the Company’s expectations regarding the performance of its business, its financial results, its liquidity and capital resources, the funding available under its share repurchase and other non-historical statements. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties, including those described under the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in the Company’s filings with the SEC. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.
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